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                                                                     EXHIBIT 5.1

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                                                      Washington, D.C.

                                        File No. 021038-0039

      ViaSat, Inc.
      6155 El Camino Real
      Carlsbad, California 92009

            Re: $200,000,000 Aggregate Offering Price of Securities of ViaSat, Inc.

      Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 filed on June 14, 2004 by ViaSat, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which also constitutes, pursuant to Rule 429 promulgated under the Securities Act, Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 File No. 333-69664 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  You have provided us with a draft prospectus (the "Prospectus"), which is part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the offer and sale by the Company of up to $200,000,000 aggregate offering price of (i) debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $.0001 per share (the "Preferred Stock"),
      (iii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) shares of common stock, par value $.0001 per share (the "Common Stock"), (v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the "Warrants"), or (vi) any combination of the foregoing, plus any additional Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the "Securities"). Any series of Debt Securities may be convertible and/or exchangeable for Common Stock, Preferred Stock or another series of Debt Securities. Any series of Preferred Stock may be convertible and/or exchangeable for Common Stock or another series of Preferred Stock.

                  The Debt Securities may be issued pursuant to an indenture, the form of which is attached as an exhibit to the Registration Statement by and between the Company and a trustee to be named (the "Trustee"), as the same may be amended or supplemented from time to time

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      (the "Indenture"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and between the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Company may issue receipts for Depositary Shares ("Depositary Receipts"), each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

                  In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For the purposes of this opinion, we have assumed that proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the General Corporation Law of the State of Delaware (the "DGCL"), in the manner presently proposed.

                  As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. In connection with our examination, we have been furnished with, and with your consent have relied upon, certificates of one or more officers of the Company with respect to certain factual matters. We have not independently verified such factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                  We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the internal laws of the State of New York, and, the DGCL, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

                  1. When (a) the Indenture has been duly authorized, executed and delivered by the Company, (b) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not

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      violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  2. The Company has authority pursuant to its Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to issue up to 5,000,000 shares of Preferred Stock. When
      (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution with respect to the issuance and sale of the Preferred Stock in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Preferred Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (iii) such shares as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and
      (v) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Preferred Stock (including any Preferred Stock duly issued (1) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (2) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (3) upon the exercise of Warrants that are exercisable for Preferred Stock) will be validly issued, fully paid and nonassessable.

                  3. When (a) the Depositary Shares have been duly established in accordance with a Deposit Agreement (including, without limitation, the adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution duly authorizing the issuance, execution and delivery of the Depositary Shares) and such Deposit Agreement has been duly authorized, executed and delivered by the Company, and the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Depositary against payment therefor in accordance with the terms and provisions of the Deposit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) all corporate action necessary for the

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      issuance of the Depositary Shares and the underlying Preferred Stock has been taken by the Company and the Company has received legal consideration in excess of the par value of the underlying Preferred Stock for the issuance thereof, and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Deposit Agreement, the Depositary Shares and the Depositary Receipts as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Deposit Agreement, the Depositary Shares and the Depositary Receipts as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Deposit Agreement, the Depositary Shares and the Depositary Receipts as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and
      (iv) the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  4. The Company has authority pursuant to the Certificate of Incorporation to issue up to 100,000,000 shares of Common Stock. When (a) the Board of Directors of the Company or a duly formed committee thereof adopts a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such shares of Common Stock are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares of Common Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Certificate of Incorporation, (iii) such shares of Common Stock as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares of Common Stock comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (v) such shares of Common Stock are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such shares of Common Stock (including any Common Stock duly issued (1) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, (2) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or
      (3) upon the exercise of Warrants that are exercisable for Common Stock) will be validly issued, fully paid and nonassessable.

                  5. When (a) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company, (b) the applicable Warrants have been duly established

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      in accordance with the terms of the Warrant Agreement and applicable law, and upon adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution in form and content required by applicable law and upon issuance and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, (c) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and (d) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Warrant Agreement and the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Warrant Agreement and the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  6. When (a) the Indenture has been duly authorized, executed and delivered by the Company, (b) the Debt Securities have been duly executed and delivered by all parties thereto, and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the provisions of the Indenture are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company,
      (iii) the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and
      (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  The opinions expressed in paragraphs 1, 3, 5 and 6 of this opinion are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or

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      defenses contained in Section 4.4 of the Indenture or (ii) with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

                  To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of paragraphs 1 and 6 of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

                  To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of paragraph 3 of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

                  To the extent that the obligations of the Company under each Warrant Agreement and Warrant may be dependent upon such matters, we assume for purposes of paragraph 5 of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

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                  We consent to your filing this opinion as an exhibit to the
      Registration Statement and to the reference to our firm contained under the heading "Validity of the Securities" in the Prospectus included therein.

                                       Very truly yours,

                                       /s/ Latham & Watkins LLP

                                       Latham & Watkins LLP